SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): December 6, 2001

                            FAUQUIER BANKSHARES, INC.
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               (Exact Name of Registrant as Specified in Charter)


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         Virginia                          2-25805                           54-128819
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     (State or Other                (Commission File Number)     (IRS Employer Identification No.)
Jurisdiction of Incorporation)

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10 Courthouse Square, Warrenton, Virginia                         20186
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(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:           (540) 347-2700
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Former name or address, if changed since last report:


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ITEM 5. OTHER EVENTS.

         On December 5, 2001, The Fauquier Bank ("TFB"), a wholly owned subsidiary of Fauquier Bankshares, Inc., prepaid $8 million of Federal Home Loan Bank of Atlanta ("FHLB") advances with a weighted average rate of 5.51%, and replaced the advances with lower costing retail deposits. The prepayment of the advances will generate a one-time prepayment penalty of $378,000, net of income tax benefit, with the anticipated impact of reducing earnings by $0.22 per share on a fully-diluted basis for the quarter ending December 31, 2001. This loss will be classified in the 2001 Consolidated Statement of Income as an extraordinary item.

         The prepayment of FHLB debt resulted from the greater than anticipated success of TFB's current retail deposit retention campaign, whose implementation began during September 2001. The benefit of this prepayment strategy, in addition to the anticipated significant reduction in interest expense in future periods, is the increased flexibility it adds to TFB's asset/liability management and deposit gathering processes.


ITEM 7. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Not applicable

(b) Not applicable

(c) Not applicable

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     FAUQUIER BANKSHARES, INC.

Date: December 6, 2001                               By: /s/ Eric P. Graap
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                                                     Eric P. Graap
                                                     Senior Vice President and
                                                     Chief Financial Officer